UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2011

United Online, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33367	77-0575839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21301 Burbank Boulevard
Woodland Hills, California 91367
(Address of Principal Executive Offices) (Zip Code)

Telephone: (818) 287-3000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On February 7, 2011, United Online, Inc. (the “Company”) entered into new employment agreements with each of the following named executive officers that replaced their prior agreements:  Frederic A. Randall, Jr., Scott H. Ray and Robert J. Taragan.  The key provisions of each such employment agreement may be summarized as follows:

(i)            The contract term commenced on February 7, 2011 and will continue through February 15, 2014, unless sooner terminated in connection with a cessation of service event.

(ii)           Annual base salary has been continued at the following amounts that reflect the current annual rate of base salary of each such individual:

Name:	Dollar Amount:
Randall	$439,810
Ray	$500,000
Taragan	$400,000

(iii)          Each such individual will be eligible for an annual target bonus of up to 100% of annual base salary tied to the attainment of performance goals.  The actual bonus amount for any year may be above or below the target level based on the actual goal attainment and other relevant factors.

(iv)          Should such individual’s employment be terminated without cause (including a resignation under specified circumstances), then he will be entitled to a cash severance payment equal to a specified multiple of his annual base salary paid in equal installments over a 12-month period or paid in a lump sum should such termination occur in connection with certain change in control or ownership events.  The applicable multiple of base salary will be as follows:

Name:	Multiple of Base Salary:
Randall	2x
Ray	3x
Taragan	2x

(v)           Such severance payment will be conditioned upon the individual’s delivery of an enforceable general release of all claims and compliance with a non-solicitation covenant.  Upon the delivery of such release, the terminated individual will also become entitled to the following additional severance benefits:

•              any earned but unpaid bonus for the fiscal year preceding termination;

•              a portion of the bonus such individual would have earned for the year of termination based on the actual level of performance goal attainment for that year and his period of service prior to termination; however, if such termination occurs during the same year as a change in control or ownership event, then such prorated bonus will be based on his target bonus for such year; and

•              accelerated vesting of his outstanding equity awards as to that number of additional shares which would have otherwise vested had he completed an additional 12 months of employment under an assumed monthly vesting schedule for each such award or, should such termination occur in connection with a change in control or ownership event, all of his outstanding equity awards will fully vest on an accelerated basis.

(vi)          Should the individual’s employment cease by reason of death or disability, his outstanding equity awards will vest on an accelerated basis as to that number of additional shares in which he would have otherwise vested had he completed an additional 12 months of employment under an assumed monthly vesting schedule for each such award.

The foregoing description of the material terms of the new employment agreements with the foregoing named executive officers does not purport to be a complete description of those agreements and is qualified in its entirety by reference to the actual employment agreements, which will be filed as exhibits with the Company’s Form 10-K for the year ended December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2011	UNITED ONLINE, INC.

	By:	/s/ Scott H. Ray
Scott H. Ray
Executive Vice President and Chief Financial Officer